TEMPUR SEALY REPORTS THIRD QUARTER 2015 RESULTS

– Net Sales Increase 6%; Margins Expand; Adjusted EPS Increases 26%

LEXINGTON, KY, October 29, 2015 - Tempur Sealy International, Inc. (NYSE:TPX) today announced financial results for the third quarter ended September 30, 2015. The Company also revised financial guidance for the full year 2015.

THIRD QUARTER 2015 FINANCIAL SUMMARY

•
Total net sales increased 6.4% to $880.0 million from $827.4 million in the third quarter of 2014. On a constant currency basis(1), total net sales increased 10.6%, with growth in both the North America and International business segments.

•
Gross margin under U.S. generally accepted accounting principles ("GAAP") was 40.9% as compared to 38.5% in the third quarter of 2014. Adjusted gross margin(1) was 41.3% as compared to 38.8% in the third quarter of 2014.

•
Earnings before interest, tax, depreciation and amortization ("EBITDA")(1) increased 14.3% to $121.4 million as compared to $106.2 million for the third quarter of 2014. Adjusted EBITDA(1) increased 19.1% to $142.3 million as compared to $119.5 million for the third quarter of 2014.

•
GAAP operating income was $110.9 million as compared to $87.1 million in the third quarter of 2014. Operating income included $5.5 million of integration costs, $5.2 million of additional costs related to executive management transition and related retention compensation and $2.4 million of restructuring costs. Operating income in the third quarter of 2014 included $10.9 million of integration and financing costs. Adjusted operating income(1) was $124.0 million, or 14.1% of net sales, as compared to $98.0 million, or 11.8% of net sales in the third quarter of 2014.

•
GAAP Earnings per diluted share ("EPS") increased to $0.64 as compared to $0.60 in the third quarter of 2014. Adjusted EPS(1) increased 26.1% to $1.11 as compared to adjusted EPS of $0.88 in the third quarter of 2014. On a constant currency basis, adjusted EPS increased 36.4%.

•
The Company ended the third quarter of 2015 with consolidated funded debt less qualified cash(1) of $1.4 billion. The ratio of consolidated funded debt less qualified cash to EBITDA, calculated in accordance with the Company's senior secured credit facility,(1) was 3.53 times. In addition, leverage based on the ratio of consolidated funded debt less qualified cash to Adjusted EBITDA(1) was 3.30 times.

Tempur Sealy International, Inc. Chairman and CEO Scott Thompson commented, "The Company’s iconic brands and products continue to perform well throughout the world resulting in solid revenue growth and EBITDA margin expansion. The North American operation was a highlight in the quarter driven by Tempur Flex, Tempur Breeze and Sealy Posturepedic. The International operations dealt with unfavorable foreign exchange headwinds but still managed to deliver stable operating results. The Company continues to demonstrate the free cash flow attributes of the business, resulting in consistent deleveraging of the balance sheet and enhancing the Company’s future capital structuring alternatives."

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

Business Segment Highlights

The Company’s business segments include North America and International. Corporate operating expenses are not included in either of the business segments and are presented separately as a reconciling item to consolidated results.

North America net sales increased 8.2% to $741.2 million from $685.3 million in the third quarter of 2014. On a constant currency basis, North America net sales increased 9.8%. GAAP gross margin was 38.8% as compared to 35.6% in the third quarter of 2014. GAAP operating margin was 16.0% as compared to 12.6% in the third quarter of 2014.

North America adjusted operating margin(1) was 16.4% as compared to 13.8% in the third quarter of 2014. The improvement in North America adjusted operating margin during the third quarter of 2015 was the result of an improvement in adjusted gross margin(1) of 310 basis points, offset partially by higher advertising expenses as compared to the same period in 2014.

International net sales decreased 2.3% to $138.8 million from $142.1 million in the third quarter of 2014. On a constant currency basis, International net sales increased 14.1%. GAAP gross margin was 51.8% as compared to 52.5% in the third quarter of 2014. GAAP operating margin was 16.6% as compared to 18.4% in the third quarter 2014.

International adjusted operating margin(1) was 18.5% as compared to 18.9% in the third quarter of 2014. The decline in International adjusted operating margin was primarily the result of incremental costs incurred in connection with distributing Sealy products in international markets. International adjusted gross margin(1) was 52.7% as compared to 52.6% in the third quarter of 2014.

Corporate GAAP operating expense increased 20.1% to $30.5 million from $25.4 million in the third quarter of 2014. During the third quarter of 2015, the Company incurred $5.2 million of additional costs related to executive management transition and related retention compensation. Corporate incurred $4.8 million of these costs and $0.4 million were included in the North America and International results.

Corporate adjusted operating expense(1) decreased 2.1% to $23.1 million from $23.6 million in the third quarter of 2014. The decrease in Corporate adjusted operating expense was primarily related to a decrease in legal and professional fees.

Balance Sheet

As of September 30, 2015, the Company reported $71.8 million in cash and cash equivalents and $1.5 billion in total debt, as compared to $62.5 million in cash and cash equivalents and $1.6 billion in total debt as of December 31, 2014. During the third quarter, the Company completed a $450.0 million senior notes offering, and used the proceeds to reduce term loan debt outstanding under the Company’s senior secured credit facility. In addition, the Company made a $50.0 million voluntary prepayment on the senior secured credit facility in the third quarter of 2015. These actions improved the Company’s capital structure by extending debt maturities, increasing capacity under the senior secured credit facility and shifting more debt to fixed rate debt.

Financial Guidance

Thompson further commented, "The strength of the Company's operations was able to fully absorb unfavorable foreign exchange in the quarter. The Company’s new guidance reflects the solid third quarter performance, an increase in interest expense related to the recently completed debt offering and a slight increase to share count."

For the full year 2015, the Company currently expects:

•	Net sales to range from $3.150 billion to $3.175 billion

•	Adjusted EPS to range from $3.10 to $3.20 per diluted share

The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company's control. The Company noted its adjusted EPS guidance does not include integration costs related to the Sealy acquisition, redemption value adjustments on the Company’s redeemable non-controlling interest, additional costs related to the Company's 2015 Annual Meeting and related issues, executive management transition and related retention compensation, certain restructuring costs, interest expense related to the accelerated amortization of deferred financing costs associated with voluntary prepayments of the Company’s term loans, legal fees and the settlement the Company will pay to the German Federal Cartel Office ("FCO") to fully resolve the FCO's antitrust investigation, and other non-recurring items, including income from the partial settlement of a legal dispute.

(1) This is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures and Constant Currency Information" below.

Conference Call Information

Tempur Sealy International, Inc. will host a live conference call to discuss financial results today, October 29, 2015 at 10:00 a.m. Eastern Time. The dial-in number for the conference call is 800-850-2903. The dial-in number for international callers is 224-357-2399. The call is also being webcast and can be accessed on the investor relations section of the Company's website, http://www.tempursealy.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for 30 days. In connection with the conference call, the Company has prepared an investor presentation which has been filed with the Securities and Exchange Commission and is also available on the investor relations section of the Company's website.

Non-GAAP Financial Measures and Constant Currency Information.

For additional information regarding adjusted EPS, adjusted net income, adjusted gross profit, adjusted gross margin, adjusted operating income (expense), adjusted operating margin, EBITDA, adjusted EBITDA, EBITDA calculated in accordance with the Company's senior secured credit facility, consolidated funded debt, and consolidated funded debt less qualified cash (all of which are non-GAAP financial measures), please refer to the reconciliations and other information included in the attached schedules. For information on the methodology used to present information on a constant currency basis, please refer to “Constant Currency Information” at the end of this press release.

Forward-looking Statements

This press release contains "forward-looking statements," within the meaning of the federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "guidance," "anticipates," "projects," "plans," "proposed," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding net sales and adjusted EPS for 2015 and performance generally for 2015 and subsequent years. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include risks associated with the Company’s capital structure and increased debt level; the ability to successfully integrate Sealy Corporation into the Company’s operations and realize cost and revenue synergies and other benefits from the transaction; whether the Company will realize the anticipated benefits from its asset dispositions in 2014 and the acquisition of brand rights in certain international markets in 2014; general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; changes in product and channel mix and the impact on the Company's gross margin; changes in interest rates; the impact of the macroeconomic environment in both the U.S. and internationally on the Company's business segments; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts and the timing and success of product launches; the effects of consolidation of retailers on revenues and costs; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; the outcome of various pending tax audits or other tax, regulatory or investigation proceedings; changing commodity costs; the effect of future legislative or regulatory changes; and disruptions to the implementation of the Company's strategic priorities and business plan caused by abrupt changes in the Company's senior management team and Board of Directors.

There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from those expressed as forward-looking statements in this press release, including the risk factors discussed under the heading "Risk Factors" under ITEM 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2014 and under ITEM 1A of Part 2 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About Tempur Sealy International, Inc.

Tempur Sealy International, Inc. (NYSE: TPX) is the world’s largest bedding provider. Tempur Sealy International, Inc. develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many highly recognized brands, including TEMPUR®, Tempur-Pedic®, Sealy®, Sealy Posturepedic® and Stearns & Foster®. World headquarters for Tempur Sealy International, Inc. is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact:

Barry Hytinen
Executive Vice President, Chief Financial Officer

Mark Rupe
Vice President, Investor Relations

Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in millions, except per common share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Chg %	September 30,		Chg %
	2015	2014		2015	2014
Net sales	$880.0	$827.4	6.4%	$2,383.9	$2,244.3	6.2%
Cost of sales	520.4	508.9		1,448.1	1,388.0
Gross profit	359.6	318.5	12.9%	935.8	856.3	9.3%
Selling and marketing expenses	175.6	166.8		498.0	465.0
General, administrative and other expenses	79.8	70.8		242.6	210.6
Equity income in earnings of unconsolidated affiliates	(2.0)	(1.8)		(8.4)	(5.6)
Royalty income, net of royalty expense	(4.7)	(4.4)		(13.7)	(13.5)
Operating income	110.9	87.1	27.3%	217.3	199.8	8.8%

Other expense, net:
Interest expense, net	33.2	25.3		74.1	70.5
Loss on disposal, net	—	2.8		—	23.2
Other expense (income), net	11.8	(0.9)		12.7	(0.4)
Total other expense	45.0	27.2		86.8	93.3

Income before income taxes	65.9	59.9	10.0%	130.5	106.5	22.5%
Income tax provision	(25.0)	(22.4)		(43.6)	(43.7)
Net income before non-controlling interest	40.9	37.5	9.1%	86.9	62.8	38.4%
Less: Net income attributable to non-controlling interest (1),(2)	0.7	0.4		2.1	0.5
Net income attributable to Tempur Sealy International, Inc.	$40.2	$37.1	8.4%	$84.8	$62.3	36.1%

Earnings per common share:
Basic	$0.65	$0.61		$1.38	$1.02
Diluted	$0.64	$0.60	6.7%	$1.36	$1.00	36.0%
Weighted average common shares outstanding:
Basic	62.1	60.9		61.4	60.8
Diluted	62.9	62.1		62.5	62.0

(1)
Income attributable to the Company's redeemable non-controlling interest in Comfort Revolution, LLC for the three months ended September 30, 2015 and 2014 represented $0.5 million and $0.4 million, respectively. Income attributable to the Company's redeemable non-controlling interest in Comfort Revolution, LLC for the nine months ended September 30, 2015 and 2014 represented $1.0 million and $0.5 million, respectively.

(2)
The Company recorded a $0.2 million and $1.1 million redemption value adjustment, net of tax, for the three and nine months ended September 30, 2015, respectively, to adjust the carrying value of the redeemable non-controlling interest as of September 30, 2015 to its redemption value. As of September 30, 2014, the accumulated earnings exceeded the redemption value and, accordingly, a redemption value adjustment was not necessary for the three and nine months ended September 30, 2014.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet
(in millions)

	September 30, 2015	December 31, 2014
ASSETS	(unaudited)

Current Assets:
Cash and cash equivalents	$71.8	$62.5
Accounts receivable, net	454.7	385.8
Inventories, net	213.1	217.2
Prepaid expenses and other current assets	63.5	56.5
Deferred income taxes	51.2	44.4
Total Current Assets	854.3	766.4
Property, plant and equipment, net	360.5	355.6
Goodwill	712.7	736.5
Other intangible assets, net	702.3	727.1
Deferred income taxes	9.3	8.6
Other non-current assets	100.3	68.4
Total Assets	$2,739.4	$2,662.6

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$272.3	$226.4
Accrued expenses and other current liabilities	291.3	233.3
Deferred income taxes	0.2	0.2
Income taxes payable	17.7	12.0
Current portion of long-term debt	173.8	66.4
Total Current Liabilities	755.3	538.3
Long-term debt	1,312.5	1,535.9
Deferred income taxes	242.4	258.8
Other non-current liabilities	115.6	114.3
Total Liabilities	2,425.8	2,447.3

Redeemable Non-Controlling Interest	14.3	12.6

Total Stockholders' Equity	299.3	202.7
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders' Equity	$2,739.4	$2,662.6

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended
	September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income before non-controlling interest	$86.9	$62.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54.9	57.7
Amortization of stock-based compensation	16.4	9.4
Amortization of deferred financing costs	18.7	10.2
Bad debt expense	4.4	4.8
Deferred income taxes	(21.4)	(23.9)
Dividends received from unconsolidated affiliates	3.0	—
Equity income in earnings of unconsolidated affiliates	(8.4)	(5.6)
Non-cash interest expense on 8.0% Sealy Notes	4.5	3.8
Loss on sale of assets	1.2	1.4
Foreign currency adjustments and other	4.7	0.1
Loss on disposal of business	—	23.2
Changes in operating assets and liabilities	(31.7)	37.0
Net cash provided by operating activities	133.2	180.9

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	—	(8.5)
Proceeds from disposition of business and other	7.2	43.5
Purchases of property, plant and equipment	(51.1)	(30.3)
Other	(0.3)	2.0
Net cash (used in) provided by investing activities	(44.2)	6.7

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of senior notes	450.0	—
Proceeds from borrowings under long-term debt obligations	405.4	239.5
Repayments of borrowings under long-term debt obligations	(974.4)	(432.7)
Proceeds from exercise of stock options	16.7	3.9
Excess tax benefit from stock-based compensation	19.7	1.6
Proceeds from issuance of treasury shares	5.0	—
Treasury shares repurchased	(1.3)	(2.2)
Payments of deferred financing cost	(6.4)	—
Other	(2.1)	0.4
Net cash used in financing activities	(87.4)	(189.5)
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	7.7	2.7
Increase in cash and cash equivalents	9.3	0.8
CASH AND CASH EQUIVALENTS, beginning of period	62.5	81.0
CASH AND CASH EQUIVALENTS, end of period	$71.8	$81.8

Summary of Channel Sales

The following table highlights net sales information, by channel and by segment, for the three months ended September 30, 2015 and 2014:

	Consolidated		North America		International
(in millions)	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2015	2014	2015	2014	2015	2014
Retail(1)	$800.3	$766.7	$703.3	$661.0	$97.0	$105.7
Other(2)	79.7	60.7	37.9	24.3	41.8	36.4
	$880.0	$827.4	$741.2	$685.3	$138.8	$142.1

(1)	The Retail channel includes furniture and bedding retailers, department stores, specialty retailers and warehouse clubs.
(2)	The Other channel includes direct-to-consumer, third party distributors, hospitality and healthcare customers.

Summary of Product Sales

The following table highlights net sales information, by product and by segment, for the three months ended September 30, 2015 and 2014:

	Consolidated		North America		International
(in millions)	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2015	2014	2015	2014	2015	2014
Bedding(1)	$801.0	$755.3	$690.8	$645.8	$110.2	$109.5
Other(2)	79.0	72.1	50.4	39.5	28.6	32.6
	$880.0	$827.4	$741.2	$685.3	$138.8	$142.1

(1)	Bedding products include mattresses, foundations, and adjustable foundations.
(2)	Other products include pillows and various other comfort products.

TEMPUR SEALY INTERNATIONAL, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(in millions, except percentages, ratios and per common share amounts)

The Company provides information regarding adjusted net income, adjusted EPS, adjusted gross profit, adjusted gross margin, adjusted operating income (expense), adjusted operating margin, EBITDA, EBITDA in accordance with the Company's senior secured credit facility, adjusted EBITDA, consolidated funded debt and consolidated funded debt less qualified cash, which are not recognized terms under GAAP and do not purport to be alternatives to net income and earnings per share as a measure of operating performance or total debt. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

Adjusted Net Income and Adjusted EPS
A reconciliation of GAAP net income to adjusted net income and GAAP EPS to adjusted EPS is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the impact of various integration costs associated with the acquisition of Sealy Corporation ("Sealy") and its historical subsidiaries (the "Sealy Acquisition"), including the transition of manufacturing facilities in North America, redemption value adjustments to the carrying value of the Company’s redeemable non-controlling interest, the executive management transition and related retention compensation, certain restructuring costs, interest expense and financing costs related to the accelerated amortization of deferred financing costs associated with voluntary prepayments of the Company’s term loans, legal fees and the settlement the Company will pay to the German Federal Cartel Office ("FCO") to fully resolve the FCO's antitrust investigation, and other non-recurring items, including income from the partial settlement of a legal dispute.

Adjusted Gross Profit and Gross Margin and Adjusted Operating Income (Expense) and Operating Margin
A reconciliation of GAAP gross profit and gross margin to adjusted gross profit and gross margin, respectively, and GAAP operating income (expense) and operating margin to adjusted operating income (expense) and operating margin, respectively, is provided below. Management believes that the use of these non-GAAP financial measures provides investors with additional useful information with respect to the Company’s gross profit, operating income and margin performance excluding the impact of various integration costs associated with the Sealy Acquisition, including the transition of manufacturing facilities in North America, the executive management transition and related retention compensation, certain restructuring costs and legal fees associated with the settlement the Company will pay to the FCO to fully resolve the FCO's antitrust investigation.

EBITDA and Adjusted EBITDA
A reconciliation of the Company's GAAP net income to EBITDA and adjusted EBITDA are provided below. Management believes that the use of EBITDA and adjusted EBITDA also provides investors with useful information with respect to the Company’s performance excluding the impact of various integration costs associated with the Sealy Acquisition, including the transition of manufacturing facilities in North America, additional costs related to the Company's 2015 Annual Meeting and related issues, the executive management transition and related retention compensation, certain restructuring costs, interest expense and financing costs related to the accelerated amortization of deferred financing costs associated with voluntary prepayments of the Company’s term loans, legal fees and the settlement the Company will pay to the FCO to fully resolve the FCO's antitrust investigation, and other non-recurring items, including income from the partial settlement of a legal dispute.

EBITDA in accordance with the Company's senior secured credit facility, Funded debt and Funded debt less qualified cash
A reconciliation of the Company's GAAP net income to EBITDA in accordance with the Company's senior secured credit facility (which the Company may refer to as "EBITDA for covenant compliance purposes") and a reconciliation of total debt to consolidated funded debt and consolidated funded debt less qualified cash are provided below. In addition, a calculation of the ratio of consolidated funded debt less qualified cash to EBITDA determined in accordance with the Company's senior secured credit facility is provided below. Management believes that presenting these non-GAAP measures provides investors with useful information with respect to the terms of the Company’s senior secured credit facility and the Company’s compliance with key financial covenants.

In addition to providing the ratio calculation in accordance with the Company's senior secured credit facility as described above, the Company also provides below a calculation of the ratio of consolidated funded debt less qualified cash to Adjusted EBITDA. Although not relevant for purposes of assessing compliance with the Company's current financial covenants, the Company provides this as supplemental information to investors to provide more general information about the Company's progress in reducing its leverage.

Reconciliation of GAAP net income to adjusted net income and GAAP EPS to adjusted EPS

The following table sets forth the reconciliation of the Company’s GAAP net income and EPS for the three months ended September 30, 2015 and 2014 to the calculation of adjusted net income and adjusted EPS for the three months ended September 30, 2015 and 2014:

	Three Months Ended	Three Months Ended
(in millions, except per share amounts)	September 30, 2015	September 30, 2014
GAAP net income	$40.2	$37.1
Plus:
German legal settlement (1)	17.6	—
Interest expense and financing costs, net of tax (2)	8.3	2.7
Other income, net of tax (3)	(6.6)	—
Integration costs, net of tax (4)	4.2	7.6
Executive management transition and retention compensation, net of tax (5)	3.9	—
Restructuring costs, net of tax (6)	1.7	—
Redemption value adjustment on redeemable non-controlling interest, net of tax (7)	0.2	—
Loss on disposal of business, net of tax (8)	—	2.0
Adjustment of income taxes to normalized rate (9)	0.4	5.4
Adjusted net income	$69.9	$54.8

GAAP earnings per share, diluted	$0.64	$0.60
German legal settlement (1)	0.28	—
Interest expense and financing costs, net of tax (2)	0.13	0.04
Other income, net of tax (3)	(0.10)	—
Integration costs, net of tax (4)	0.07	0.12
Executive management transition and retention compensation, net of tax (5)	0.06	—
Restructuring costs, net of tax (6)	0.03	—
Loss on disposal of business, net of tax (8)	—	0.03
Adjustment of income taxes to normalized rate (9)	—	0.09
Adjusted earnings per share, diluted	$1.11	$0.88

Diluted shares outstanding	62.9	62.1

(1)	German legal settlement represents the previously announced €15.5 million settlement the Company will pay to the FCO to fully resolve the FCO's antitrust investigation and related legal fees.
(2)
Interest expense and financing costs in the third quarter of 2015 represents non-cash interest costs related to the accelerated amortization of deferred financing costs associated with the $493.8 million voluntary prepayment of the Company’s term loans, subsequent to the issuance by the Company of $450 million aggregate principal amount of 5.625% senior notes due 2023. Interest expense and financing costs in the third quarter of 2014 represents costs related to the accelerated amortization of deferred financing costs associated with a voluntary prepayment of the Company’s term loans. Excluding the tax effect, the interest expense and financing costs are $12.0 million and $3.6 million, for the third quarter of 2015 and 2014, respectively.

(3)	Other income includes income from a partial settlement of a legal dispute in the third quarter of 2015. Excluding the tax effect, other income is $9.5 million.
(4)
Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the Sealy Acquisition. Excluding the tax effect, the integration costs are $6.1 million and $10.5 million for the third quarter of 2015 and 2014, respectively.

(5)
Executive management transition and retention compensation represents certain costs associated with the transition of certain of the Company's executive officers. Excluding the tax effect, the executive management transition and retention compensation cost is $5.2 million.

(6)	Restructuring costs represents costs associated with headcount reduction and store closures. Excluding the tax effect, the restructuring costs are $2.4 million.
(7)
Redemption value adjustment on redeemable non-controlling interest represents a $0.2 million adjustment, net of tax, to adjust the carrying value of the redeemable non-controlling interest as of September 30, 2015 to its redemption value. Excluding the tax effect, the redemption value adjustment on redeemable non-controlling interest is $0.3 million.

(8)
Loss on disposal of business represents costs associated with the disposition of the three Sealy U.S. innerspring component production facilities and related equipment. Excluding the tax effect, the loss on disposal of business is $2.8 million.

(9)	Adjustment of income taxes to normalized rate represents adjustments associated with the aforementioned items and other discrete income tax events.

Reconciliation of GAAP gross profit and margin to adjusted gross profit and margin and GAAP operating income (expense) and margin to adjusted operating income (expense) and margin

The following table sets forth the reconciliation of the Company's reported GAAP gross profit and operating income (expense) to the calculation of adjusted gross profit and operating income (expense) for the three months ended September 30, 2015:

	3Q 2015
(in millions, except percentages)	Consolidated	Margin	North America (1)	Margin	International (2)	Margin	Corporate (3)
Net sales	$880.0		$741.2		$138.8		—

Gross profit	359.6	40.9%	287.7	38.8%	71.9	51.8%	—
Adjustments	3.5		2.2		1.3		—
Adjusted gross profit	363.1	41.3%	289.9	39.1%	73.2	52.7%	—

Operating income (expense)	110.9	12.6%	118.4	16.0%	23.0	16.6%	(30.5)
Adjustments	13.1		3.0		2.7		7.4
Adjusted operating income (expense)	$124.0	14.1%	$121.4	16.4%	$25.7	18.5%	$(23.1)

(1)
Adjustments for the North America business segment represent integration costs, which include compensation costs, professional fees and other charges related to the transition of manufacturing facilities and distribution network, and other costs to support the continued alignment of the North America business segment related to the Sealy Acquisition, as well as executive management retention compensation incurred in connection with executive management transition.

(2)
Adjustments for the International business segment represent integration costs incurred in connection with the introduction of Sealy products in certain international markets, certain restructuring costs as well as executive management retention compensation incurred in connection with executive management transition.

(3)
Adjustments for Corporate represent integration costs which include legal fees, professional fees and other charges to align the business related to the Sealy Acquisition, certain restructuring costs as well as executive management transition expense and related retention compensation.

The following table sets forth the reconciliation of the Company's reported GAAP gross profit and operating income (expense) to the calculation of adjusted gross profit and operating income (expense) for the three months ended September 30, 2014:

	3Q 2014
(in millions, except percentages)	Consolidated	Margin	North America (1)	Margin	International (2)	Margin	Corporate (3)
Net sales	$827.4		$685.3		$142.1		—

Gross profit	318.5	38.5%	243.9	35.6%	74.6	52.5%	—
Adjustments	2.6		2.5		0.1		—
Adjusted gross profit	321.1	38.8%	246.4	36.0%	74.7	52.6%	—

Operating income (expense)	87.1	10.5%	86.4	12.6%	26.1	18.4%	(25.4)
Adjustments	10.9		8.3		0.8		1.8
Adjusted operating income (expense)	$98.0	11.8%	$94.7	13.8%	$26.9	18.9%	$(23.6)

(1)
Adjustments for the North America business segment represent integration costs, which include severance and benefits costs, professional fees and other charges related to the transition of manufacturing facilities and distribution network, and other costs to support the continued alignment of the North America business segment related to the Sealy Acquisition.

(2)	Adjustments for the International business segment represent integration costs incurred in connection with the introduction of Sealy products in certain international markets.
(3)
Adjustments for Corporate represent integration costs which include legal fees, professional fees and other charges to align the business related to the Sealy Acquisition as well as financing costs incurred in connection with the amendment of the Company's senior secured credit facility in the third quarter of 2014.

Reconciliation of GAAP net income to EBITDA, EBITDA in accordance with the Company's senior secured credit facility and adjusted EBITDA

The following table sets forth the reconciliation of the Company’s reported GAAP net income to the calculation of EBITDA, EBITDA in accordance with the Company's senior secured credit facility and adjusted EBITDA for the three months ended September 30, 2015 and 2014:

	Three Months Ended	Three Months Ended
(in millions)	September 30, 2015	September 30, 2014
GAAP net income	$40.2	$37.1
Interest expense	33.2	25.3
Income taxes	25.0	22.4
Depreciation & amortization	23.0	21.4
EBITDA	$121.4	$106.2
Adjustments for financial covenant purposes:
Other income (1)	(9.5)	—
Integration costs (2)	6.1	10.5
Restructuring costs (3)	2.2	—
Loss on disposal of business (4)	—	2.8
Redemption value adjustment on redeemable non-controlling interest, net of tax(5)	0.2	—
EBITDA in accordance with the Company's senior secured credit facility	$120.4	$119.5
Additional adjustments:
German legal settlement (6)	17.6	—
Executive transition and retention compensation (7)	4.3	—
Adjusted EBITDA	$142.3	$119.5

(1)	Other income includes income from a partial settlement of a legal dispute.
(2)
Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the Sealy Acquisition.

(3)	Restructuring costs represents costs associated with headcount reduction and store closures.
(4)	Loss on disposal of business represents costs associated with the disposition of the three Sealy U.S. innerspring component production facilities and related equipment.
(5)
Redemption value adjustment on redeemable non-controlling interest represents a $0.2 million adjustment, net of tax, to adjust the carrying value of the redeemable non-controlling interest as of September 30, 2015 to its redemption value.

(6)	German legal settlement represents the previously announced €15.5 million settlement the Company will pay to the FCO to fully resolve the FCO's antitrust investigation and related legal fees.
(7)	Executive management transition and retention compensation represents certain costs associated with the transition of certain of the Company's executive officers.

The following table sets forth the reconciliation of the Company's net income to the calculations of EBITDA, EBITDA in accordance with the Company's senior secured credit facility and adjusted EBITDA for the twelve months ended September 30, 2015:

Twelve Months Ended
(in millions)	September 30, 2015
Net income	$131.4
Interest expense	95.5
Income taxes	64.8
Depreciation & amortization	94.1
EBITDA	$385.8
Adjustments for financial covenant purposes:
Integration costs (1)	42.9
Other (2)	(23.0)
Restructuring (3)	2.2
Financing costs (4)	1.0
Redemption value adjustment on redeemable non-controlling interest, net of tax (5)	1.1
EBITDA in accordance with the Company's senior secured credit facility	$410.0
Additional adjustments:
German legal settlement (6)	17.6
Executive transition and retention compensation (7)	7.3
2015 Annual Meeting costs (8)	4.2
Adjusted EBITDA	$439.1

(1)
Integration costs represents costs, including legal fees, professional fees, compensation costs and other charges related to the transition of manufacturing facilities, and other costs related to the continued alignment of the North America business segment related to the Sealy Acquisition.

(2)
Other represents income from certain other non-recurring items, including $25.1 million of income from a partial settlement of a legal dispute, offset by $2.1 million of additional costs related to the Company's 2015 Annual Meeting and related issues.

(3)	Restructuring costs represents costs associated with headcount reduction and store closures.
(4)	Financing costs represent costs incurred in connection with the amendment of the Company's senior secured credit facility.
(5)
Redemption value adjustment on redeemable non-controlling interest represents a $1.1 million adjustment, net of tax, to adjust the carrying value of the redeemable non-controlling interest as of September 30, 2015 to its redemption value.

(6)	German legal settlement represents the previously announced €15.5 million settlement the Company will pay to the FCO to fully resolve the FCO's antitrust investigation and related legal fees.
(7)	Executive management transition and retention compensation represents certain costs associated with the transition of certain of the Company's executive officers.
(8)	2015 Annual Meeting costs represent additional costs related to the Company's 2015 Annual Meeting and related issues.

Reconciliation of total debt to consolidated funded debt less qualified cash

The following table sets forth the reconciliation of the Company's reported total debt to the calculation funded debt less qualified cash as of September 30, 2015. "Consolidated funded debt" and "qualified cash" are terms used in the Company's senior secured credit facility for purposes of certain financial covenants.

(in millions)	As of September 30, 2015
Total debt	$1,486.3
Plus:
Letters of credit outstanding	19.8
Consolidated funded debt	$1,506.1
Less:
Domestic qualified cash (1)	40.0
Foreign qualified cash (1)	19.1
Consolidated funded debt less qualified cash	$1,447.0

(1)
Qualified cash as defined in the credit agreement equals 100.0% of unrestricted domestic cash plus 60.0% of unrestricted foreign cash. For purposes of calculating leverage ratios, qualified cash is capped at $150.0 million.

Calculation of consolidated funded debt less qualified cash to EBITDA in accordance with the Company's senior secured credit facility

($ in millions)	As of September 30, 2015
Consolidated funded debt less qualified cash	$1,447.0
EBITDA in accordance with the Company's senior secured credit facility	410.0
	3.53	times	(1)

(1)
The ratio of consolidated debt less qualified cash to EBITDA in accordance with the Company's senior secured credit facility was 3.53 times, within the Company's financial covenant under its senior secured credit facility, which requires this ratio be less than 4.75 times at September 30, 2015.

Calculation of consolidated funded debt less qualified cash to Adjusted EBITDA

($ in millions)	As of September 30, 2015
Consolidated funded debt less qualified cash	$1,447.0
Adjusted EBITDA	439.1
	3.30	times

Constant Currency Information

In this press release the Company refers to, and in other press releases and other communications with investors the Company may refer to, net sales or earnings or other historical financial information on a “constant currency basis”, which is a non-GAAP financial measure. These references to constant currency basis do not include operational impacts that could result from fluctuations in foreign currency rates. To provide information on a constant currency basis, the applicable financial results are adjusted based on a simple mathematical model that translates current period results in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local country currency. This information is provided so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby facilitating period-to-period comparisons of business performance.